Exhibit (l)(1)

September 19, 2024

FS KKR Capital Corp.

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special Maryland counsel to FS KKR Capital Corp., a Maryland corporation (the “Company”) and a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), in connection with certain matters of Maryland law in connection with the registration of certain securities of the Company (the “Offered Securities”) on its Registration Statement on Form N-2 (including the prospectus that is a part thereof, the “Registration Statement”) as filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Offered Securities include (a) shares (the “Common Shares”) of common stock, $0.001 par value per share (the “Common Stock”); (b) shares (the “Preferred Shares”) of preferred stock, $0.001 par value per share (the “Preferred Stock”); (c) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities (as defined below); (d) subscription rights (the “Subscription Rights”) to purchase Common Stock; and (e) debt securities (the “Debt Securities”), all of which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.	The Registration Statement in the form transmitted to the Commission for filing pursuant to the Securities Act;

2.	The charter of the Company (the “Charter”) as reflected in the records of the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”);

3.	The bylaws of the Company (the “Bylaws”) certified as of the date hereof by an officer of the Company;

4.	A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

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5.

Resolutions (the “Resolutions”) adopted by the Board of Directors (the “Board of Directors”) of the Company relating to the registration of the Offered Securities, certified as of the date hereof by an officer of the Company;

6.	A certificate executed by an officer of the Company, dated as of the date hereof, with respect to certain factual matters regarding the Charter, the Bylaws and the Resolutions; and

7.	Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.	Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.

All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine (whether manual, electronic or otherwise) and, to the extent that a signature on a Document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document. All public records reviewed or relied upon by us or on our behalf are true, accurate and complete.

3.

The issuance of, and certain terms of, the Offered Securities to be issued by the Company from time to time will be authorized and approved by the Board of Directors, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions prior to the issuance of such Offered Securities (such approval, together with the Articles Supplementary Filing (as defined below), if applicable, referred to herein as the “Corporate Proceedings”).

4.

Upon the issuance of any Offered Securities that are Common Shares, including Common Shares that may be issued upon the conversion or exercise of any other Offered Securities convertible into or exercisable into Common Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

5.

Articles Supplementary classifying and designating the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company, and otherwise complying with the Maryland General Corporation Law, will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Shares (such procedure referred to herein as the “Articles Supplementary Filing”).

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6.

Upon the issuance of any Offered Securities that are Preferred Shares, including Preferred Shares which may be issued upon the conversion or exercise of any other Offered Securities convertible into or exercisable for Preferred Shares, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

7.	At the time of issuance of any of the Offered Securities, the Company will be in good standing under the laws of the State of Maryland.

8.

At the time of the issue of the Offered Securities, such securities will not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument then-binding upon the Company, and such securities will comply with all requirements and restrictions, if any, applicable to the Company, imposed by any court or governmental or regulatory body having jurisdiction over the Company.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.	The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.

Upon the completion of all Corporate Proceedings relating to the Common Shares, the issuance of the Common Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Shares will be validly issued, fully paid and nonassessable.

3.

Upon the completion of all Corporate Proceedings relating to the Preferred Shares, the issuance of the Preferred Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Shares will be validly issued, fully paid and nonassessable.

4.	Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.

5.	Upon the completion of all the Corporate Proceedings relating to the Subscription Rights, the issuance of the Subscription Rights will be duly authorized.

6.	Upon the completion of all Corporate Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized.

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The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement. We further consent to the incorporation by reference of this opinion and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Offered Securities. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ J.W. Thompson Webb
Principal